SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 6, 2014

U.S. FUEL CORPORATION

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-31959	88-0433815
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

277 White Horse Pike, Ste.200, Atco, N.J., 08004

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(856) 753-1046

 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP

130 w. 42nd Street, Suite 1050

 New York, NY 10036

Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers

On November 10, 2014, Mr. William Chady, Chief Financial Officer and a member of the Board of Directors of US Fuel Corporation (the "Company"), notified the Company of his decision to resign from all of his positions with the Company (the "Resignation"); our Board of Directors accepted the Resignation on November 10, 2014, effective immediately.  Pursuant to his resignation, Mr. Chady waived any accrued cash compensation owed to him.

On November 5, 2014, Mr. Craig Conner, Senior Energy Consultant of US Fuel Corporation (the "Company"), notified the Company of his decision to resign from such position with the Company (the "Resignation"); our Board of Directors accepted the Resignation on November 6, 2014, effective immediately.  Pursuant to his resignation, the consulting agreement between the Company and Mr. Conner was terminated; Mr. Conner agreed to waive any accrued salaries owed to him thereunder, or otherwise and also returned the 5 million shares issued to him under the agreement.

Neither Mr. Chady nor Mr. Conner's decision to resign involved any disagreement with the Company pertaining to the Company’s operations, policies or practices or with the Company's management or remaining board members. Rather, in light of the Company's dire cash position, Mr. Chady and Mr. Conner were forced to resign to seek out and obtain more gainful employment opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FUEL COPORATION

Date: November 10, 2014	By:	/s/ Stanley Drinkwater
Stanley Drinkwater
Chairman of the Board (Authorized Signatory)